EXHIBIT 99.1

Chemung Financial Reports Record Earnings

ELMIRA, N.Y., Jan. 30, 2013 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company, reported year-to-date and quarter ended December 31, 2012, net income and earnings per share. Highlights for the current year and quarter include:

  Net income for the twelve months ended December 31, 2012, was $11.0 million, or $2.38 per share, compared with $10.5 million, or $2.40 per share, for the prior year, an increase of $0.5 million, or 4.6%. Net income for the fourth quarter of 2012 was $2.1 million, or $0.46 per share, compared with $3.0 million, or $0.64 per share, for the same quarter in the prior year.

  Net interest margin for the twelve months ended December 31, 2012, was 4.07%, level with the prior year. Net interest margin for the fourth quarter of 2012 was 3.98% compared with 4.04% for the preceding quarter and 4.19% for the fourth quarter in the prior year.

  Non-performing assets to total assets ratio declined to 0.89% at December 31, 2012, from 1.79% at December 31, 2011. Excluding $4.5 million in accruing loans that are 90 days or more past their stated maturity dates, the non-performing assets to total assets ratio was 0.53%.

  Capital remains strong as the tangible equity to tangible assets ratio was 8.53% at December 31, 2012, compared with 8.23% at December 31, 2011.

Ronald M. Bentley, President and CEO stated, "We set new financial performance records for Chemung Financial Corporation in 2012 while devoting much of our time and attention preparing for the future. We are pleased to report that the Capital Bank merger is delivering as promised and our other business units also performed well."

Mr. Bentley continued, "Credit quality remained strong as the level of both classified and nonperforming loans declined from year-earlier levels. Excluding some performing but past due construction loans acquired in connection with the Capital Bank merger, the ratio of total nonperforming assets to total assets at year end was 0.53%, a level attesting to our solid and stable credit quality and a ratio better than most of our peers."

Summary:

Chemung Financial Corporation reported net income of $11.0 million for the twelve months ended December 31, 2012, an increase of $0.5 million, or 4.6%, compared with $10.5 million for the twelve months ended December 31, 2011. Earnings per share for the twelve months ended December 31, 2012, was $2.38 compared with $2.40 for the twelve months ended December 31, 2011. Return on average assets and return on average equity for the twelve months ended December 31, 2012, were 0.88% and 8.41%, respectively, compared with 0.90% and 8.77%, respectively, for the prior year.

The improvement in 2012 earnings was due primarily to a $2.9 million increase in net interest income and a $2.2 million decrease in pre-tax one-time merger transaction costs, both related to the Capital Bank acquisition in April 2011. In addition, we recognized $0.8 million in pre-tax casualty gains from insurance reimbursements related to the September 2011 flooding of our Owego and Tioga offices. These items were partially offset by increases of $1.8 million in salaries and wages, $0.8 million in pension and other employee benefits, $0.5 million in data processing expenses, $0.5 million in professional services, $0.4 million in income taxes and a $0.8 million reduction in net gains on securities transactions.

Net income for the fourth quarter 2012 was $2.1 million compared with fourth quarter 2011 results of $3.0 million, a decrease of $0.9 million, or 28.1%. The decline was attributable to a decrease of $0.4 million in net interest income and an increase of $1.1 million in non-interest expense, partially offset by a reduction of $0.5 million in income taxes. Earnings per share for the current quarter totaled $0.46 compared with $0.64 for the same period in the prior year. Return on average assets and return on average equity for the current quarter were 0.67% and 6.33%, respectively, compared with 0.95% and 9.06%, respectively, for the fourth quarter of 2011.

Net income of $2.1 million for the quarter ended December 31, 2012, represents a decrease of $0.7 million, or 24.8%, from net income of $2.8 million for the preceding quarter ended September 30, 2012. The decline was primarily due to an increase of $1.2 million in non-interest expense, partially offset by a reduction of $0.4 million in income taxes. Earnings per share for the current quarter totaled $0.46 compared with $0.61 for the preceding quarter. Return on average assets and return on average equity for the current quarter were 0.67% and 6.33%, respectively, compared with 0.89% and 8.53%, respectively, for the preceding quarter.

Net Interest Income:

Net interest income for the twelve months ended December 31, 2012, totaled $46.8 million compared with $43.8 million for the prior year, an increase of $3.0 million, or 6.7%. Net interest margin was 4.07% for the twelve months ended December 31, 2012, level with the prior year. The increase in net interest income was primarily due to an increase in average earning assets. The increase in average earning assets was the result of the Capital Bank acquisition in April 2011, and organic growth during 2012 in the Albany region.

Net interest income for the fourth quarter of 2012 was $11.6 million compared with $12.0 million for the same quarter in the prior year, a decrease of $0.4 million, or 3.2%. Net interest margin declined to 3.98% for the current quarter from 4.19% for the same quarter in the prior year. The decline in net interest margin was primarily due to yields on interest-earning assets decreasing at a faster rate than the cost of interest-bearing liabilities. The decrease in yield on interest-earning assets was attributable to lower loan yields as loans continue to reprice at current market rates.

Compared with the preceding quarter ended September 30, 2012, net interest income decreased by $0.1 million, primarily due to a six basis point decline in the net interest margin. The decrease in the net interest margin was primarily due to a 19 basis point decrease in the yield on loans.

Non-Interest Income:

Non-interest income for the twelve months ended December 31, 2012, was $17.3 million compared with $17.5 million for the prior year, a decrease of $0.2 million, or 1.0%. The decline was primarily due to decreases of $0.8 million in net gain on securities transactions and $0.6 million in revenue from our equity investment in Cephas Capital Partners, L.P. These items were partially offset by $0.8 million in casualty gains from insurance reimbursements related to the September 2011 flooding of our Owego and Tioga offices and an increase of $0.3 million in net gain on sale of loans held for sale.

Non-interest income for the fourth quarter of 2012 was $4.2 million, a slight increase compared with both the preceding quarter and same quarter in the prior year, primarily due to an increase in net gain on sales of loans held for sale.

Non-Interest Expense:

Non-interest expense for the twelve months ended December 31, 2012, was $46.8 million compared with $44.8 million for the prior year, an increase of $2.0 million, or 4.6%. Excluding $2.2 million in merger related expenses from the prior year, non-interest expense increased $4.3 million, or 10.1%, for the twelve months ended December 31, 2012. This increase was primarily due to increases of $1.8 million in salaries and wages, $0.8 million in pension and other employee benefits, $0.5 million in data processing expenses and $0.5 million in professional services. The increase in salaries and wages was primarily due to the operation of the Capital Bank division for twelve months during 2012 compared with nine months during 2011, and additional compensation related to merit increases and incentive compensation. The increase in pension and other employee benefits was primarily due to higher pension costs, health benefits and payroll taxes. The increase in data processing expenses was primarily due to higher hardware and software maintenance fees and check card processing costs that included conversion costs for a new processor. The increase in professional services was due primarily to consultant fees.

Non-interest expense for the fourth quarter of 2012 was $12.6 million compared with $11.5 million for the same quarter in the prior year, an increase of $1.1 million, or 9.7%. The increase was primarily due to increases of $0.6 million in salaries and wages and $0.5 million in professional services. The increase in salaries and wages was primarily due to an increase in employees and additional compensation related to merit increases and incentive compensation. The increase in professional services was due to the reason discussed above. Compared with the preceding quarter ended September 30, 2012, non-interest expense increased $1.2 million, or 10.9%. The increase was primarily due to increases of $0.5 million in salaries and wages and $0.6 million in professional services.

Asset Quality:

Non-performing loans totaled $10.5 million at December 31, 2012, or 1.18% of total loans, down $10.4 million from $20.9 million, or 2.62%, at December 31, 2011. Non-performing assets which are comprised of non-performing loans and other real estate owned, totaled $11.1 million at December 31, 2012, or 0.89% of total assets, down $10.7 million from $21.8 million, or 1.79%, at December 31, 2011. Excluding $4.5 million in accruing loans that are 90 days or more past their stated maturity dates, the non-performing assets to total assets ratio was 0.53%.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth. Based on this analysis, the provision for loan losses for the twelve months ended December 31, 2012, was $0.8 million, a decrease of $0.1 million compared with the prior year. Net charge-offs for the twelve months ended December 31, 2012, were $0.2 million compared with $0.8 million for the prior year.

For the fourth quarter of 2012, the provision for loan losses was $0.1 million compared with $0.2 million for the preceding quarter and $0.1 million for the same quarter in the prior year. Net charge-offs for the current quarter were $0.5 million compared with net recoveries of $0.2 million for the preceding quarter and net charge-offs of $0.1 million for the same quarter in the prior year.

At December 31, 2012, the allowance for loan losses was $10.4 million, compared with $10.8 million at September 30, 2012, and $9.7 million at December 31, 2011. The allowance for loan losses was 99.21% of non-performing loans at December 31, 2012, compared with 81.66% at September 30, 2012, and 46.18% at December 31, 2011. The ratio of the allowance for loan losses to total loans was 1.17% at December 31, 2012, compared with 1.24% at September 30, 2012, and 1.21% at December 31, 2011. Excluding acquired loans, the ratio of the allowance for loan losses on originated loans to originated loans was 1.18% at December 31, 2012, compared with 1.38% at September 30, 2012, and 1.47% at December 31, 2011.

Balance Sheet Activity:

Assets totaled $1.248 billion at December 31, 2012, compared with $1.216 billion at December 31, 2011, an increase of $31.9 million, or 2.6%. The growth was primarily due to an increase of $96.6 million, or 12.1%, in total portfolio loans, partially offset by decreases of $44.5 million in investment securities and $13.7 million in interest-bearing deposits in other financial institutions. The increase in portfolio loans was due to strong growth of $47.3 million in commercial loans and $42.5 million in consumer loans.

Deposits totaled $1.045 billion at December 31, 2012, compared with $998.5 million at December 31, 2011, an increase of $46.2 million, or 4.6%. The growth was primarily due to increases of $65.1 million in money market accounts, $41.8 million in non-interest-bearing demand deposits and $16.4 million in NOW accounts. These items were partially offset by decreases of $36.7 million in savings accounts and $40.3 million in certificates of deposit.

Total equity was $131.1 million at December 31, 2012, compared with $125.9 million at December 31, 2011. The total equity to total assets ratio was 10.50% at December 31, 2012, up from 10.35% at December 31, 2011. The tangible equity to tangible assets ratio was 8.53% at December 31, 2012, up from 8.23% at December 31, 2011. As of December 31, 2012, both the Corporation's and the Bank's capital ratios were in excess of those required to be considered well-capitalized under regulatory capital standards.

Other Item:

The market value of total assets under management or administration in our Wealth Management Group was $1.735 billion at December 31, 2012, compared with $1.596 billion at December 31, 2011.

About Chemung Financial Corporation:

Chemung Financial Corporation is a $1.2 billion financial services holding company headquartered in Elmira, New York and operates 28 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance. CFS Group, Inc. was founded in 2001.

This press release may be found at: www.chemungcanal.com under Shareholder Info.

Forward-Looking Statements:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation's actual operating results to differ materially.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands, except share data)	2012	2012	2012	2012	2011
ASSETS
Cash and due from financial institutions	$ 29,239	$ 35,324	$ 33,673	$ 27,311	$ 28,205
Interest-bearing deposits in other financial institutions	11,002	45,908	40,502	83,203	24,697
Total cash and cash equivalents	40,241	81,232	74,175	110,514	52,902

Trading assets, at fair value	348	275	252	254	294

Securities available for sale	239,686	253,669	260,942	259,450	280,870
Securities held to maturity	5,749	6,163	6,334	7,447	8,312
FHLB and Federal Reserve Bank stocks, at cost	4,710	4,760	5,359	5,436	5,509
Total investment securities	250,145	264,592	272,635	272,333	294,691

Commercial	454,048	444,491	436,205	414,536	406,798
Mortgage	200,476	193,049	194,512	192,548	193,600
Consumer	238,993	238,818	225,230	195,949	196,517
Total loans	893,517	876,358	855,947	803,033	796,915
Allowance for loan losses	(10,433)	(10,828)	(10,392)	(10,283)	(9,659)
Loans, net	883,084	865,530	845,555	792,750	787,256

Loans held for sale	1,057	1,165	482	826	395
Premises and equipment, net	25,484	24,863	24,718	24,977	24,762
Goodwill	21,824	21,824	21,824	21,824	21,984
Other intangible assets, net	5,144	5,382	5,642	5,906	6,191
Other assets	20,833	22,117	22,176	25,111	27,785
Total assets	$ 1,248,160	$ 1,286,980	$ 1,267,459	$ 1,254,495	$ 1,216,260

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand deposits (non-interest bearing)	$ 300,610	$ 302,509	$ 297,413	$ 272,055	$ 258,836
NOW accounts	90,730	108,923	88,343	88,105	74,349
Savings	173,589	174,074	174,974	203,204	210,288
Money market accounts	243,115	248,722	232,870	212,376	178,030
Certificates of deposit	236,690	248,948	260,079	262,965	276,990
Total deposits	1,044,734	1,083,176	1,053,679	1,038,705	998,493

Securities sold under agreements to repurchase	32,711	32,918	31,750	34,998	37,107
FHLB term advances	27,225	28,046	41,128	43,227	43,344
Other liabilities	12,375	9,960	10,693	8,736	11,386
Total liabilities	1,117,045	1,154,100	1,137,250	1,125,666	1,090,330

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,357	45,538	45,525	45,556	45,583
Retained earnings	107,078	106,092	104,402	103,100	100,629
Treasury stock	(18,566)	(18,731)	(18,915)	(18,734)	(18,894)
Accumulated other comprehensive income (loss)	(2,807)	(72)	(856)	(1,146)	(1,441)
Total shareholders' equity	131,115	132,880	130,209	128,829	125,930
Total liabilities and shareholders' equity	$ 1,248,160	$ 1,286,980	$ 1,267,459	$ 1,254,495	$ 1,216,260

Period-end shares outstanding	4,649,741	4,642,317	4,632,014	4,639,565	4,640,646

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Twelve Months Ended			Three Months Ended
	December 31,		Percent	December 31,		Percent
(Dollars in thousands, except share and per share data)	2012	2011	Change	2012	2011	Change
Interest and dividend income:
Loans, including fees	$ 45,298	$ 43,181	4.9	$ 11,220	$ 11,725	(4.3)
Taxable securities	5,358	5,874	(8.8)	1,215	1,526	(20.4)
Tax exempt securities	1,268	1,379	(8.0)	292	344	(15.1)
Interest-bearing deposits	153	214	(28.5)	30	47	(36.2)
Total interest and dividend income	52,077	50,648	2.8	12,757	13,642	(6.5)

Interest expense:
Deposits	3,243	4,351	(25.5)	710	1,025	(30.7)
Securities sold under agreements to repurchase	994	1,375	(27.7)	231	319	(27.6)
Borrowed funds	1,059	1,073	(1.3)	190	290	(34.5)
Total interest expense	5,296	6,799	(22.1)	1,131	1,634	(30.8)

Net interest income	46,781	43,849	6.7	11,626	12,008	(3.2)
Provision for loan losses	828	958	(13.6)	74	125	(40.8)
Net interest income after provision for loan losses	45,953	42,891	7.1	11,552	11,883	(2.8)

Non-interest income:
Wealth management group fee income	6,827	6,710	1.7	1,657	1,579	4.9
Service charges on deposit accounts	4,241	4,282	(1.0)	1,098	1,101	(0.3)
Net gain on securities transactions	301	1,108	(72.8)	--	--	N/M
Net impairment loss recognized in earnings	--	(67)	N/M	--	--	N/M
Net gain on sales of loans held for sale	484	179	170.4	214	46	365.2
Casualty gains	790	--	N/M	--	--	N/M
Other	4,647	5,252	(11.5)	1,233	1,318	(6.4)
Total non-interest income	17,290	17,464	(1.0)	4,202	4,044	3.9

Non-interest expense:
Salaries and wages	18,918	17,136	10.4	5,207	4,602	13.1
Pension and other employee benefits	5,624	4,797	17.2	1,486	1,500	(0.9)
Net occupancy	5,164	5,016	3.0	1,315	1,353	(2.8)
Furniture and equipment	2,205	2,119	4.1	605	570	6.1
Data processing	4,421	3,916	12.9	1,142	1,035	10.3
Professional services	1,443	950	51.9	749	205	265.4
Amortization of intangible assets	1,047	1,041	0.6	238	288	(17.4)
Marketing and advertising	1,068	1,037	3.0	153	246	(37.8)
FDIC insurance	807	967	(16.5)	192	230	(16.5)
Loan expenses	788	608	29.6	240	160	50.0
Other real estate owned expenses	328	105	212.4	42	19	121.1
Merger related expenses	30	2,255	(98.7)	--	11	(100.0)
Other	4,994	4,837	3.2	1,268	1,303	(2.7)
Total non-interest expense	46,837	44,784	4.6	12,637	11,522	9.7

Income before income tax expense	16,406	15,571	5.4	3,117	4,405	(29.2)
Income tax expense	5,384	5,033	7.0	987	1,443	(31.6)
Net income	$ 11,022	$ 10,538	4.6	$ 2,130	$ 2,962	(28.1)

Basic and diluted earnings per share	$ 2.38	$ 2.40		$ 0.46	$ 0.64
Cash dividends declared per share	1.25	1.00		0.50	0.25
Average basic and diluted shares outstanding	4,640,912	4,382,843		4,643,695	4,638,042

N/M – Not meaningful.

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Dollars in thousands, except share and per share data)	2012	2012	2012	2012	2011	2012	2011

RESULTS OF OPERATIONS
Interest income	$ 12,757	$ 13,015	$ 12,765	$ 13,540	$ 13,642	$ 52,077	$ 50,648
Interest expense	1,131	1,240	1,400	1,524	1,634	5,296	6,799
Net interest income	11,626	11,775	11,365	12,016	12,008	46,781	43,849
Provision for loan losses	74	225	52	477	125	828	958
Net interest income after provision for loan losses	11,552	11,550	11,313	11,539	11,883	45,953	42,891
Non-interest income	4,202	4,060	4,131	4,897	4,044	17,290	17,464
Non-interest expense	12,637	11,393	11,885	10,922	11,522	46,837	44,784
Income before income tax expense	3,117	4,217	3,559	5,514	4,405	16,406	15,571
Income tax expense	987	1,383	1,115	1,899	1,443	5,384	5,033
Net income	$ 2,130	$ 2,834	$ 2,444	$ 3,615	$ 2,962	$ 11,022	$ 10,538
Basic and diluted earnings per share	$ 0.46	$ 0.61	$ 0.53	$ 0.78	$ 0.64	$ 2.38	$ 2.40
Average basic and diluted shares outstanding	4,643,695	4,641,547	4,636,395	4,642,012	4,638,042	4,640,912	4,382,843

PERFORMANCE RATIOS
Return on average assets	0.67%	0.89%	0.78%	1.18%	0.95%	0.88%	0.90%
Return on average equity	6.33%	8.53%	7.55%	11.34%	9.06%	8.41%	8.77%
Return on average tangible equity (a)	7.94%	10.76%	9.58%	14.47%	11.60%	10.63%	11.05%
Efficiency ratio	78.21%	70.16%	74.75%	62.85%	69.88%	71.32%	71.18%
Non-interest expense to average assets	3.98%	3.59%	3.82%	3.56%	3.68%	3.74%	3.81%
Loans to deposits	85.53%	80.91%	81.23%	77.31%	79.81%	85.53%	79.81%

YIELDS / RATES
Yield on loans	5.02%	5.21%	5.39%	5.90%	5.85%	5.37%	5.83%
Yield on investments	2.23%	2.23%	2.13%	2.27%	2.22%	2.22%	2.22%
Yield on interest-earning assets	4.36%	4.46%	4.46%	4.83%	4.76%	4.53%	4.70%
Cost of interest-bearing deposits	0.37%	0.40%	0.44%	0.50%	0.54%	0.43%	0.60%
Cost of borrowings	2.74%	2.85%	3.02%	2.96%	2.84%	2.90%	3.01%
Cost of interest-bearing liabilities	0.55%	0.60%	0.67%	0.74%	0.77%	0.64%	0.85%
Interest rate spread	3.81%	3.86%	3.79%	4.09%	3.99%	3.89%	3.85%
Net interest margin	3.98%	4.04%	3.97%	4.28%	4.19%	4.07%	4.07%

CAPITAL
Total equity to total assets at end of period	10.50%	10.32%	10.27%	10.27%	10.35%	10.50%	10.35%
Tangible equity to tangible assets at end of period (a)	8.53%	8.39%	8.29%	8.24%	8.23%	8.53%	8.23%

Book value per share	$ 28.20	$ 28.62	$ 28.11	$ 27.77	$ 27.14	$ 28.20	$ 27.14
Tangible book value per share	22.40	22.76	22.18	21.79	21.07	22.40	21.07
Period-end market value per share	29.89	23.77	25.50	25.40	22.70	29.89	22.70
Dividends declared per share	0.50	0.25	0.25	0.25	0.25	1.25	1.00

AVERAGE BALANCES
Loans (b)	$ 888,515	$ 867,971	$ 823,754	$ 796,035	$ 795,450	$ 844,256	$ 740,950
Earning assets	1,162,788	1,160,479	1,150,073	1,128,047	1,138,120	1,150,409	1,078,418
Total assets	1,264,125	1,262,648	1,252,461	1,235,453	1,241,144	1,253,725	1,175,046
Deposits	1,059,463	1,055,510	1,037,576	1,018,035	1,017,116	1,042,727	965,183
Total equity	133,799	132,186	130,254	128,194	129,767	131,119	120,225
Tangible equity (a)	106,703	104,827	102,635	100,465	101,279	103,670	95,375

ASSET QUALITY
Net charge-offs (recoveries)	$ 469	$ (210)	$ (58)	$ (23)	$ 143	$ 178	$ 797
Non-performing loans	10,516	13,260	15,009	15,077	20,915	10,516	20,915
Non-performing assets	11,081	14,194	15,979	16,057	21,813	11,081	21,813
Allowance for loan losses	10,433	10,828	10,392	10,283	9,659	10,433	9,659

Annualized net charge-offs to average loans	0.21%	(0.10)%	(0.03)%	(0.01)%	0.07%	0.02%	0.11%
Non-performing loans to total loans	1.18%	1.51%	1.75%	1.88%	2.62%	1.18%	2.62%
Non-performing assets to total assets	0.89%	1.10%	1.26%	1.28%	1.79%	0.89%	1.79%
Allowance for loan losses to total loans	1.17%	1.24%	1.21%	1.28%	1.21%	1.17%	1.21%
Allowance for originated loans to originated loans (c)	1.18%	1.38%	1.38%	1.48%	1.47%	1.18%	1.47%
Allowance for loan losses to non-performing loans	99.21%	81.66%	69.24%	68.20%	46.18%	99.21%	46.18%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(c) Originated loans represent total loans excluding acquired loans.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The table below shows computations of tangible equity and tangible assets and certain related ratios, all of which are considered to be non-GAAP financial measures. The tangible equity to tangible assets ratio has become a focus of some investors and management believes this ratio may assist in analyzing the Corporation's capital position, absent the effects of intangible assets. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of results reported under GAAP. Because not all companies use identical calculations, the non-GAAP measures presented in the following table may not be comparable to those reported by other companies.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Dollars in thousands, except per share data)	2012	2012	2012	2012	2011	2012	2011

TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$ 131,115	$ 132,880	$ 130,209	$ 128,829	$ 125,930	$ 131,115	$ 125,930
Less: intangible assets	(26,968)	(27,206)	(27,466)	(27,730)	(28,175)	(26,968)	(28,175)
Tangible equity (non-GAAP)	$ 104,147	$ 105,674	$ 102,743	$ 101,099	$ 97,755	$ 104,147	$ 97,755

Total assets (GAAP)	$ 1,248,160	$ 1,286,980	$ 1,267,459	$ 1,254,495	$ 1,216,260	$ 1,248,160	$ 1,216,260
Less: intangible assets	(26,968)	(27,206)	(27,466)	(27,730)	(28,175)	(26,968)	(28,175)
Tangible assets (non-GAAP)	$ 1,221,192	$ 1,259,774	$ 1,239,993	$ 1,226,765	$ 1,188,085	$ 1,221,192	$ 1,188,085

Total equity to total assets at end of period (GAAP)	10.50%	10.32%	10.27%	10.27%	10.35%	10.50%	10.35%
Book value per share (GAAP)	$ 28.20	$ 28.62	$ 28.11	$ 27.77	$ 27.14	$ 28.20	$ 27.14

Tangible equity to tangible assets at end of period (non-GAAP)	8.53%	8.39%	8.29%	8.24%	8.23%	8.53%	8.23%
Tangible book value per share (non-GAAP)	$ 22.40	$ 22.76	$ 22.18	$ 21.79	$ 21.07	$ 22.40	$ 21.07

TANGIBLE EQUITY AND TANGIBLE ASSETS
(AVERAGE)
Total shareholders' equity (GAAP)	$ 133,799	$ 132,186	$ 130,254	$ 128,194	$ 129,767	$ 131,119	$ 120,225
Less: intangible assets	(27,096)	(27,359)	(27,619)	(27,729)	(28,488)	(27,449)	(24,850)
Tangible equity (non-GAAP)	$ 106,703	$ 104,827	$ 102,635	$ 100,465	$ 101,279	$ 103,670	$ 95,375

Return on average equity (GAAP)	6.33%	8.53%	7.55%	11.34%	9.06%	8.41%	8.77%

Return on average tangible equity (non-GAAP)	7.94%	10.76%	9.58%	14.47%	11.60%	10.63%	11.05%
CONTACT: Mark A. Severson, EVP and CFO
         Phone:  607-737-3714